Exhibit 1.2

[ Translation ]

Effective from January 8, 2003

As amended on April 1, 2024

REGULATIONS OF THE BOARD OF DIRECTORS

CHAPTER I

PURPOSE

Article 1. (Purpose)

These Regulations provide for matters concerning the Board of Directors pursuant to laws and regulations, the Articles of Incorporation, and the Corporate Governance Guidelines.

CHAPTER II

ORGANIZATION

Article 2. (Function)

The Board of Directors shall conduct the following matters.

(1)	Determine the matters provided for in Article 10 of these Regulations

(2)	Supervise the execution of duties by directors, executive officers as defined in the Companies Act, and executive officers as defined in our internal regulations

Article 3. (Constitution)

The Board of Directors shall consist of all the directors.

CHAPTER III

HOLDING, CONVOCATION AND CHAIRMAN OF MEETINGS

Article 4. (Holding of Meetings)

1.	Meetings of the Board of Directors shall be held ordinarily and extraordinarily.

2.	Ordinary meetings of the Board of Directors shall be held at least once every three (3) months.

3.	Extraordinary meetings of the Board of Directors shall be held whenever necessary.

4.

Meetings of the Board of Directors shall be held at the head office of the Company; provided, however, that when necessary, a meeting of the Board of Directors may be held at another location or at multiple locations by a method such as teleconference.

Article 5. (Person Authorized to Convene Meetings and Chairman of Meetings)

1.

Unless otherwise provided for in laws and regulations, each meeting of the Board of Directors will be convened and chaired by a director who does not concurrently serve as an executive officer as defined in the Companies Act, executive director, executive officer as defined in our internal regulations or employee of the Company or a subsidiary of the Company (“Non-Executive Director”) as previously appointed by the Board of Directors.

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2.

In the case where the director appointed pursuant to the preceding paragraph is unable to so act, one of the other Non-Executive Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

3.	The Board of Directors may, by its resolution, appoint a Non-Executive Director as a Deputy Chairman to assist the Chairman.

4.

Any Director who is not a director provided for under the provisions of paragraph 1 or paragraph 2 or any executive officer as defined in the Companies Act may demand the convocation of a meeting of the Board of Directors in accordance with the provisions of laws and regulations.

5.

Any person appointed by the Nominating Committee, the Compensation Committee, or the Audit Committee from among their members may convene a meeting of the Board of Directors in accordance with the provisions of laws and regulations.

Article 6. (Convocation and Reduction of Convocation Period)

Notices to convene a meeting of the Board of Directors shall be issued to each director not less than three (3) days prior to the date of that meeting; provided, however, that in case of emergency, such period may be shortened.

Article 7. (Omission of Convocation Notice)

A meeting of the Board of Directors may be held without taking the procedures for convocation provided for in the preceding Article with the consent of all of the directors.

CHAPTER IV

QUORUM AND METHOD OF ADOPTING RESOLUTIONS

Article 8. (Quorum and Method of Adopting Resolutions)

1.

Resolutions of meetings of the Board of Directors shall be adopted by an affirmative vote of a majority of the directors present at the relevant meeting who shall constitute a majority in number of all the directors entitled to take part in the vote.

2.

Notwithstanding the provisions of the preceding paragraph, in the case where director(s) submit a proposal with respect to a matter which is the purpose of the resolution of the Board of Directors, if all directors who are entitled to vote agree in writing or by means of electromagnetic file to such proposal, it shall be deemed that the resolution to approve such proposal at a meeting of the Board of Directors has been made.

Article 9. (Person Who Has Special Interests)

Any person who has special interests with respect to a matter to be resolved at a meeting of the Board of Directors may not participate in voting for resolution thereof.

CHAPTER V

MATTERS TO BE RESOLVED

Article 10. (Matters to be Resolved)

1.	The following matters shall be resolved at a meeting of the Board of Directors.

(1)	Important matters concerning the management policy of the Company and its subsidiaries and other entities administered by the Company (collectively, the “Mizuho Group”)

(i)	Basic matters concerning the management of the Mizuho Group

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(ii)	Basic matters concerning annual business plans and mid- and long-term business plans of the Mizuho Group;

(iii)

Basic matters concerning the capital policy of the Mizuho Group (together with the preceding two items, these form the “basic management policy” under Article 416, Paragraph 1, Item 1 (a) of the Companies Act);

(iv)	“System to ensure the properness of operations” of the Mizuho Group (the “Internal Control System”);

(v)	Matters concerning changes of particularly important companies of the Mizuho Group; and

(vi)	Basic matters concerning risk governance, risk management, compliance, and internal auditing of the Mizuho Group.

(vii)	Matters concerning Mizuho Group’s Sustainability.

(2)	Important matters concerning the Company

(i)	Determination of convocation of general meetings of shareholders and agenda thereof;

(ii)	Determination of person authorized to convene general meetings of shareholders and the chairman thereof (including the order in which substitutes are to be determined);

(iii)	Appointment and removal of directors with special titles;

(iv)	Appointment and dismissal of executive officers as defined in the Companies Act;

(v)	Appointment and removal of representative executive officers as defined in the Companies Act, and executive officers as defined in the Companies Act with special titles;

(vi)

Matters concerning the interrelationship between executive officers as defined in the Companies Act, including the commission to executive officers as defined in the Companies Act, and hierarchy of commands of executive officers as defined in the Companies Act;

(vii)	Appointment of, removal of, and commission to executive officers as defined in our internal regulations with special titles;

(viii)	Approval of competitive transactions and conflicting interest transactions by directors and executive officers as defined in the Companies Act;

(ix)	Determination of person authorized to convene meetings of the Board of Directors and the Chairman thereof (including the order in which substitutes are to be determined);

(x)	Determination of director to receive demands for convocation of meetings of the Board of Directors from executive officers as defined in the Companies Act;

(xi)	Appointment and removal of members who constitute the Nominating Committee, the Compensation Committee, and the Audit Committee;

(xii)	Appointment and removal of the Chairman of each of the Nominating Committee, the Compensation Committee, and the Audit Committee;

(xiii)	Determination of a person to represent the Company in any action between the Company and a member of the Audit Committee;

(xiv)

Matters concerning business transfers, etc. (including transfers of shares or equity of subsidiaries), mergers, absorption-type company splits, incorporation-type company splits, share exchanges, and share transfers of the Company which require the approval of a general meeting of shareholders;

(xv)	Establishment, modification, and abolition of important organizations;

(xvi)	Approval of financial statements, business reports and supplementary schedules, temporary financial statements, and consolidated financial statements;

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(xvii)	Distribution of surplus and other matters the Board of Directors is authorized to determine pursuant to the provisions of the Articles of Incorporation;

(xviii)	Determination of approval of transfers of stock acquisition rights with restriction on transfers; and

(xix)	Determination of filing for bankruptcy in the recovery plan (under the Deposit Insurance Act)

(xx)	Determination of the contents of “Indemnification agreement for directors and officers” or “Directors and Officers Liability Insurance”

(xxi)	Establishment of, revisions to, and abolition of particularly important internal regulations.

(3)	Important matters concerning the management of subsidiaries, etc.

(i)	Matters concerning transfer of particularly important subsidiaries and other entities administered by the Company

(ii)

Basic matters concerning risk governance, risk management, compliance, and internal auditing of the core group companies (meaning the “core group companies” as provided in the Group Management Administration Regulations)

(iii)

Appointment of, removal of, and commission to executive officers as defined in our internal regulations with special titles of management category A1 companies (companies categorized into “management category A1” under the Group Management Administration Regulations)

(4)	Other matters provided for in laws and regulations or the Articles of Incorporation, or resolved at a General Meeting of Shareholders

(5)	Any other matter that a Director believes should be proposed at a meeting of the Board of Directors

2.	The Supplementary Provisions of the Regulations of the Board of Directors shall apply as the operating standards with respect to the matters to be resolved in the preceding paragraph.

CHAPTER VI

REPORTS, ETC. TO THE BOARD OF DIRECTORS

Article 11. (Business Execution Reports)

1.	Executive officer(s) as defined in the Companies Act shall report to the Board of Directors at least once every three (3) months on the status of the execution of his or her duties.

2.

Each person appointed by the Nominating Committee, the Compensation Committee, or the Audit Committee from among their members shall report without delay to the Board of Directors on the status of the execution of the duties of that committee.

3.	The Supplementary Provisions of the Regulations of the Board of Directors shall apply as the operating standards with respect to the matters to be reported to the Board of Directors.

Article 12. (Other Reports, etc.)

1.

The Board of Directors may, when necessary, have executive officers as defined in the Companies Act, executive officers as defined in our internal regulations, and employees of the Company, and directors, executive officers as defined in our internal regulations, and employees of subsidiaries, etc., of the Company, and outside experts, etc., attend meetings of the Board of Directors and seek their reports and opinions.

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2.

If an executive officer as defined in the Companies Act, executive officer as defined in our internal regulations or employee of the Company, or a director, executive officer as defined in our internal regulations or employee of subsidiaries, etc. of the Company receives a request from the Board of Directors, that person shall attend a meeting of the Board of Directors and explain matters requested by the Board of Directors.

CHAPTER VII

EXECUTIVE OFFICERS AS DEFINED IN THE COMPANIES ACT WITH SPECIAL TITLES AND EXECUTIVE OFFICERS AS DEFINED IN OUR INTERNAL REGULATIONS WITH SPECIAL TITLES

Article 13. (Executive Officers as Defined in the Companies Act with Special Titles)

1.	The Board of Directors shall, by its resolution, appoint a President & CEO from among the executive officers as defined in the Companies Act.

2.	The Board of Directors may, by its resolution, appoint one or more Deputy President & Executive Officer from among the executive officers as defined in the Companies Act.

Article 14. (Executive Officers as Defined in our Internal Regulations with Special Titles)

The Board of Directors may, by its resolution, appoint one or more Deputy Chairman & Executive Officer and Deputy President & Executive Officer from among the executive officers as defined in our internal regulations.

CHAPTER VIII

PRESIDENT & CEO

Article 15. (Duties of the President & CEO)

The President & CEO shall oversee the business of the Company as the chief executive officer of the Mizuho Group (Group CEO).

Article 16. (Delegation to the President & CEO)

The determination of businesses other than the matters provided for in Article 10 of these Regulations shall be delegated to the President & CEO.

CHAPTER IX

DIRECTORS WITH SPECIAL TITLES

Article 17. (Directors with Special Titles)

The Board of Directors may, by its resolution, appoint a Chairman, Deputy Chairman, and other directors with special titles from among the Non-Executive Directors.

CHAPTER X

MINUTES

Article 18. (Minutes)

The minutes of meetings of the Board of Directors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and the Directors present thereat shall affix their names and seals thereon or electronic signatures thereto.

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CHAPTER XI

OTHER MATTERS

Article 19. (Amendment and Abolition)

These Regulations and the Supplementary Provisions of the Regulations of the Board of Directors may be amended or abolished by a resolution of the Board of Directors.

Article 20. (Division in Charge)

The division in charge for administering these Regulations is the Corporate Secretariat.

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[ Translation ]

[Supplementary Provisions of the Regulations of the Board of Directors]

MATTERS TO BE RESOLVED BY THE BOARD OF DIRECTORS

Matters to be Resolved	Operating Standards
1. Important matters concerning the management policy of the Mizuho Group

(1) Basic matters concerning the management of the Mizuho Group

•   Among the matters forming the “basic management policy,” matters that constitute overriding concerns of matters displayed in the following paragraphs

(a)   Corporate Identity

(b)   Corporate Governance Guidelines

(c)   Other basic policies pertaining to matters such as business models and business portfolio strategies

(2) Basic matters concerning annual business plans and mid- and long-term business plans of the Mizuho Group

•   Fundamental perspectives regarding mid-term business plans and annual business plans (being matters that constitute the fundamental outline of basic policies and similar matters)

(a)   Basic policies and priority strategies of the Mizuho Group

(b)   Basic policies of in-house companies, units and groups

(c)   Key financial targets of the Mizuho Group

(d)   Profit plans of the Mizuho Group (net business profits, consolidated net income)

(e)   Profit plans of in-house companies (net business profits, net income, expense ratio, ROE)

(f)   Management resource plans of the Mizuho Group (expenses, investments, new risk based capital, risk capital, human resources)

(g)   Management resource plans of in-house companies (new risk based capital)

For reference, “basic matters” do not include the following:

–   Specific priority strategies and measures of in-house companies, units and groups, ones planned under basic policies of the Mizuho Group

–   Management resource plans of in-house companies, units and groups, excluding new risk based capital

–   Operation policies, priority strategies, profit plans and management resource plans of the core group companies

Matters to be Resolved	Operating Standards
(3) Basic matters concerning the capital policy of the Mizuho Group	• Fundamental perspectives regarding overall capital policy (a) Basic policy on capital policy (b) Policy on shareholder-return

(4) “System to ensure the properness of operations” of the Mizuho Group (the “Internal Control System”)

•   Matters prescribed in Article 416, Paragraph 1, Items 1 (b) and (e) of the Companies Act, and Article 112 of the Ordinance for the Enforcement of the Companies Act

(a)   Determination of development of systems necessary to ensure that the execution of duties by executive officers as defined in the Companies Act, complies with laws and regulations and the Articles of Incorporation, and other systems necessary to ensure the properness of operations of the corporate group consisting of the Company and subsidiaries

A. Systems for the safekeeping and management of information on the execution of duties by executive officers as defined in the Companies Act of the Company

B. Regulations and other systems for managing the risk of loss of the Company

C. Systems to ensure the efficient execution of duties by executive officers as defined in the Companies Act of the Company

D. Systems to ensure that the duties of employees of the Company are executed in compliance with laws, regulations and the Articles of Incorporation

E.  Systems listed below and other systems to ensure the propriety of business operations within the corporate group consisting of the Company and subsidiaries

i.   Systems concerning reports to the Company on matters regarding the execution of duties by directors and other persons equivalent thereto (in iii. and iv., “Directors, Etc.”) of the Company’s subsidiaries

ii.  Regulations and other systems concerning management of the risk of loss of the Company’s subsidiaries

iii.   Systems to ensure the efficient execution of duties by Directors, Etc. of the Company’s subsidiaries

Matters to be Resolved	Operating Standards

iv.   Systems to ensure that the duties of Directors, Etc. and employees of the Company’s subsidiaries are executed in compliance with laws and regulations and the Articles of Incorporation

(b)   Determination of matters necessary to execute the duties of the Audit Committee

A. Matters concerning directors and employees posted as assistants to the Company’s Audit Committee

B. Matters concerning measures for ensuring that directors and employees described in A. above remain independent from the Company’s executive officers as defined in the Companies Act

C. Matters concerning measures for ensuring effective instructions to the directors and employees described in A. above by the Company’s Audit Committee

D. Systems listed below and other systems concerning reports to the Company’s Audit Committee

i.   Systems for the Company’s directors (excluding those that are members of the Audit Committee), executive officers as defined in the Companies Act and employees to report to the Company’s Audit Committee

ii.  Systems for directors, corporate auditors, other persons equivalent to either, and employees of the Company’s subsidiaries, or anyone that has received a report from such persons, to report to the Company’s Audit Committee

E.  Systems to ensure that persons in D. above that submitted a report do not receive disadvantageous treatment for submitting such report

F.  Matters concerning policies relating to procedures for the advance payment or reimbursement of expenses arising from the execution of duties of the Company’s Audit Committee members (limited to expenses relating to the execution of duties of the Audit Committee) and other handling of expenses or debt arising from the execution of such duties

Matters to be Resolved	Operating Standards
G. Other systems to ensure the effectiveness of audits by the Company’s Audit Committee

(5) Matters concerning changes of particularly important companies in the Mizuho Group	• Any purchase, sale, establishment, integration, dissolution, split, merger, change in strategic position, etc. that has a material influence on the “basic management policy”

(6) Basic matters concerning risk governance, risk management, compliance, and internal auditing of the Mizuho Group

(a)   Fundamental matters regarding the risk appetite framework (including risk appetite policies, risk appetite metrics, and their levels and matters regarding the stress testing)

(b)   Establishment and revision of risk appetite statement

(c)   Fundamental matters regarding comprehensive risk management

(d)   The amount of allocated risk capital for the fiscal year

(e)   Fundamental matters regarding credit risk management

(f)   Fundamental matters regarding credit limit management

(g)   Fundamental matters regarding market risk management

(h)   Fundamental matters regarding liquidity risk management

(i) Fundamental matters regarding operational risk management

(j) Fundamental matters regarding information technology risk management

(k)   Fundamental matters regarding cybersecurity risk management

(l) Fundamental matters regarding operations risk management

(m) Fundamental matters regarding legal risk management

(n)   Fundamental matters regarding human resources risk management

(o)   Fundamental matters regarding tangible asset risk management

(p)   Fundamental matters regarding regulatory change risk management

(q)   Fundamental matters regarding reputational risk management

Matters to be Resolved	Operating Standards

(r)   Fundamental matters regarding model risk management

(s)   Fundamental matters regarding climate-related risk management

(t) Fundamental matters regarding third-party risk management

(u)   Fundamental matters regarding risk data management

(v)   Fundamental matters regarding the recovery plan

(w)  Fundamental matters regarding the resolution plan for U.S. operations

(x)   Fundamental matters regarding compliance including the development and modification of compliance programs

(y)   Fundamental matters concerning the management of customer-oriented business conduct including the development and modification of plan related to Customer-Oriented Business Conduct

(z)   Fundamental matters regarding internal audit including the development and modification of basic internal audit plans

(aa)  Other important matters pertaining to Internal Control System

(7) Fundamental matters regarding Mizuho Group’s Sustainability

2. Important matters concerning the Company

(1) Determination of convocation of general meetings of shareholders and agenda thereof

(a)   Determination of convocation of general meetings of shareholders

(b)   Determination of agenda for general meetings of shareholders (excluding any proposal concerning the appointment and dismissal of directors or accounting auditors and any proposal concerning non-reappointment of accounting auditors)

(2) Determination of person authorized to convene general meetings of shareholders and the Chairman thereof (including the order in which substitutes are to be determined)

(3) Appointment and removal of directors with special titles

(4) Appointment and dismissal of executive officers as defined in the Companies Act

(5) Appointment and removal of representative executive officers as defined in the Companies Act and executive officers as defined in the Companies Act with special titles

Matters to be Resolved	Operating Standards

(6)   Matters concerning the interrelationship between Executive officers as defined in the Companies Act, including the commission to executive officers as defined in the Companies Act, and hierarchy of commands of executive officers as defined in the Companies Act

•   The following commissions are excluded

–   Commissions for positions in Divisions, Offices, temporary organizations, and other positions equivalent thereto

–   Commissions due to reorganization or similar matters and not accompanied by substantial changes

–   Temporary commissions accompanying the resignation or similar matters of executive officers as defined in the Companies Act and delay in approval (however, this is limited to cases where the term of commission is three month or less)

(7) Appointment of, removal of, and commission to executive officers as defined in our internal regulations with special titles

•   The following commissions are excluded

–   Commissions for positions in Divisions, Offices, temporary organizations, and other positions equivalent thereto

–   Commissions due to reorganization or similar matters and not accompanied by substantial changes

–   Temporary commissions accompanying the resignation or similar matters of executive officers as defined in our internal regulations with special titles and delay in approval (however, this is limited to cases where the term of commission is three month or less)

(8) Approval of competitive transactions and conflicting interest transactions by directors and executive officers as defined in the Companies Act

(9) Determination of person authorized to convene meetings of the Board of Directors and the Chairman thereof (including the order in which substitutes are to be determined)

(10) Determination of director to receive demands for convocation of meetings of the Board of Directors from executive officers as defined in the Companies Act

(11) Appointment and removal of members who constitute the Nominating Committee, the Compensation Committee, and the Audit Committee

(12) Appointment and removal of the Chairman of each of the Nominating Committee, the Compensation Committee, and the Audit Committee

Matters to be Resolved	Operating Standards

(13) Determination of a person to represent the Company in any action between the Company and a member of the Audit Committee

(14)  Matters concerning business transfers, etc. (including transfers of shares or equity of subsidiaries), mergers, absorption-type company splits, incorporation-type company splits, share exchanges, and share transfers of the Company which require the approval of a general meeting of shareholders

(15) Establishment, modification, and abolition of important organizations	(a) Establishment, modification, and abolition of in-house companies, units,groups (b) Modification and abolition of Corporate Secretariat and Audit & Supervisory Committee Office

(16) Approval of financial statements, business reports and supplementary schedules, temporary financial statements, and consolidated financial statements

(17) Distribution of surplus and other matters the Board of Directors is authorized to determine pursuant to the provisions of the Articles of Incorporation

(18) Determination of approval of transfers of stock acquisition rights with restriction on transfers

(19) Determination of filing for bankruptcy in the RCP (under the Deposit Insurance Act)

(20) Determination of the contents of “Indemnification agreement for directors and officers” or “Directors and Officers Liability Insurance”	A Directors and Officers liability insurance contract shall cover the cases where a new contract is concluded or a contract is renewed as a policyholder.

(21) Establishment of, revisions to, and abolition of particularly important internal regulations

–   Mizuho Code of Conduct

–   Human Rights Policy

–   Environmental Policy

–   Code of Ethics for Financial Professionals

–   Tax Policy

–   Regulations of the Board of Directors

–   Supplementary Provisions of the Regulations of the Board of Directors

–   Regulations of the Nominating Committee

–   Regulations of the Compensation Committee

Matters to be Resolved	Operating Standards

–   Regulations of the Audit Committee

–   Regulations of the Risk Committee

–   Regulations of the IT / Digital Transformation Committee

–   Regulations of the Human Resources Review Meeting

–   Regulations of the Executive Management Committee

–   Regulations of the Business Policy Committees

–   Regulations of the Company Strategy Conferences

–   Regulations of the Internal Audit Committee

–   Regulations of the Executive Officer Disciplinary Measures Committee

–   Organization Regulations

–   Authorization Regulations

–   Group Management Administration Regulations

–   Supplementary Provisions of the Group Management Administration Regulations

–   Regulation for Operation of “In-House Company System”

–   Basic Policy for Business Continuity Management

–   Regulations for the Management of Recovery Plan

–   Regulation for Management of Settlement of Account

–   Regulations for Management of Tax Operations

–   Accounting Policy

–   Accounting Regulations

–   Regulations Regarding the Scope Qualifications of Subsidiaries and Affiliates in Consolidated Financial Statements

–   Basic Policy on Disclosure Controls and Procedures

–   Disclosure Policy

–   Basic Policy on Sustainability Initiatives

–   Basic Policy on Management of Finance Facilitation

Matters to be Resolved	Operating Standards

–   Basic Policy Concerning Operation of Risk Appetite Frameworks

–   Stress Testing Management Regulations

–   Basic Policy for Risk Data Management

–   Basic Policy for Comprehensive Risk Management

–   Regulations for Risk Capital Allocation & Management

–   Basic Policy for Credit Risk Management

–   Credit Codes

–   Credit Limit Management Regulations

–   Basic Policy for Market Risk Management

–   Basic Policy for Liquidity Risk Management

–   Basic Policy for Operational Risk Management

–   Basic Policy for Information Technology Risk Management

–   Basic Policy for Cybersecurity Risk Management

–   Basic Policy for Operations Risk Management

–   Basic Policy for Legal Risk Management

–   Basic Policy for Human Resources Risk Management

–   Basic Policy for Tangible Asset Risk Management

–   Basic Policy for Regulatory Change Risk Management

–   Basic Policy for Reputational Risk Management

–   Basic Policy for Model Risk Management

–   Basic Policy for Climate-Related Risk Management

–   Basic Policy for Third-Party Risk Management

–   Compliance Manual

–   Basic Policy of Compliance

–   Basic Approach for Group Business Management Concerning Information Management

–   Information Security Policy

–   Privacy Policy Regarding Customer Information

Matters to be Resolved	Operating Standards

–   Privacy Policy Regarding Shareholder Information

–   Privacy Policy Regarding Employee Information

–   Privacy Policy Regarding Applicant Information

–   Basic Policy for Management of Customer-Oriented Business Conduct.

–   Regulations for Handling Incidents

–   Basic Policy on Internal Audit

–   Regulations for Executive Officers as Defined in the Companies Act

–   Regulations on Retirement Benefit for Directors, etc.

–   Regulations on Housing for Directors, etc.

–   Regulations on Company Funeral for Directors, etc

–   Regulations on Financial Transactions by Directors, etc.

–   Regulations Regarding Disciplinary Measures for Executive Officers

–   Basic Policy for System of Internal Controls

These regulations may be amended by a resolution of the Board of Directors. However, revisions accompanying changes in the organization, name, etc., and revisions that have only a minor impact on the meaning and purpose of the Regulations and do not entail substantial changes may be made by decision of the President and CEO.

The contents of revisions made by the decision of the President & CEO other than changes in organization, name, etc. shall be clearly indicated in the report on the status of execution of duties by executive officers as stipulated in Article 11, Paragraph 1 of the Regulations of the Board of Directors.

In relation to ‘Basic Policy for System of Internal Controls’, changes or abolishment will be handled in accordance with Article 5 of said policy.

3. Important matters concerning the Management of Subsidiaries, Etc.

(1) Matters concerning transfer of particularly important subsidiaries and other entities administered by the Company	• Any purchase, sale, establishment, integration, dissolution, split, merger, change in strategic position, etc. that has a material influence on the “basic management policy”

(2) Basic matters concerning risk governance, risk management, compliance, and internal auditing of the core group companies	• Any matter that has a material influence on the “basic management policy” or any important matter pertaining to Mizuho Group’s Internal Control System

Matters to be Resolved	Operating Standards

(3) Appointment of, removal of, and commission to executive officers as defined in our internal regulations with special titles of management category A1 companies

•   The following commissions are excluded

–   Commissions for positions in Divisions, Offices, temporary organizations, and other positions equivalent thereto

–   Commissions due to reorganization or similar matters and not accompanied by substantial changes

–   Temporary commissions accompanying the resignation or similar matters of executive officers as defined in our internal regulations with special titles and delay in approval (however, this is limited to cases where the term of commission is three month or less)

4. Other matters provided for in laws and regulations or the Articles of Incorporation, or resolved at a general meeting of shareholders

5. Any other matter that a Director believes should be proposed at a meeting of the Board of Directors

•   Any matter that has a material influence on the “basic management policy” or any important matter pertaining to Mizuho Group’s Internal Control System

•   Any other matter considered necessary by the Chairman of the Board of Directors, an appointed member of the Nominating Committee, Compensation Committee, or Audit Committee, or President & CEO

–	Matters to be Resolved 1.(1) to (3) form the “basic management policy” under Article 416, Paragraph 1, Item 1 (a) of the Companies Act.

–	“Mizuho Group” means the Company and any subsidiary, etc. administered by the Company.

–	“Core group companies” mean the “core group companies” provided for in the Group Management Administration Regulations.

–	“Management category A1 companies” mean companies with respect to which “management category A1” has been established under the Group Management Administration Regulations.

[ Translation ]

[Supplementary Provisions of the Regulations of the Board of Directors]

MATTERS TO BE REPORTED TO THE BOARD OF DIRECTORS

Matters to be Reported	Operating Standards
1. Matters to be Regularly Reported

(1) Status of the execution of duties by executive officers as defined in the Companies Act (compiled report at least once every three months)

(a)   Matters delegated to executive officers as defined in the Companies Act, in connection with transformation of the Company into what is currently called a Company with Three Committees

A. Particularly important matters concerning the Mizuho Group

–   Important changes in shareholder composition

–   Disposal of and acceptance of assignment of important assets that are important to group strategies

–   Exemption from large debts and similar matters that are important to group strategies

–   Large and exceptional loans and similar matters that are important to group strategies

–   Management support for Mizuho Group companies that is important to group strategies

–   Establishment, change, and abolition of important organizations in management category A1 companies

–   Execution of important contracts

–   Important applications and reports and submission of important documents to the outside

–   Agenda items for the General Meeting of Shareholders of management category A1 companies

–   Important matters concerning important system project (including system integration) management of management category A1 companies

Matters to be Reported	Operating Standards

B. Particularly important matters concerning the Company

–   The disposal of and acceptance of assignment of important assets

*   Acquisition or loss and lease of movable property and real property exceeding 0.3% of the nonconsolidated total net assets of the Company per case

*   Amortization of claims exceeding 0.3% of the nonconsolidated total net assets of the Company per case

*   Donations exceeding JPY 300,000,000 per case

*   Loan(s) exceeding 0.3% of the nonconsolidated total net assets of the Company

–   Borrowing in a significant amount

*   Borrowing exceeding 0.3% of the nonconsolidated total net assets of the Company

–   Appointment and dismissal of executive officers as defined in our internal regulations, and important employees (including personnel with a rank of Division General Manager or Office General Manager (Office with the same rank as a Division) or higher)

–   Establishment, modification, and abolition of important organizations (excluding the matters to be resolved)

–   Determination of important matters concerning the offering of company bonds

–   Determination of corporate restructuring acts that do not require the approval of a general meeting of shareholders such as short-form mergers or simplified mergers

–   Determination of the features of class shares whose outline has been provided for in the Articles of Incorporation

–   Determination of the acquisition price, etc. of own shares (excluding acquisition from the market) and acquisitions from subsidiaries

–   Determination of the acquisition date of shares subject to call and stock acquisition rights subject to call, and the shares to be acquired

Matters to be Reported	Operating Standards

–   Cancellation of own shares and own stock acquisition rights

–   Reduction of share units

–   Share splits and allotment of shares without contribution

–   Auctions, etc. of shares of shareholders whose whereabouts are unknown

–   Determination, etc. of the terms and conditions of shares for subscription and stock acquisition rights for subscription

–   Acquisition of own shares equivalent to the total sum of any fraction

–   Consent to handling of shares in the book-entry transfer settlement system

–   Reduction in the amount of stated capital or reserves concurrently with an issuance of shares

(b)   Particularly important matters

A. Particularly important matters concerning the Mizuho Group

–   Decisions on and approval of changes to the appointment and dismissal of and commission to executive officers as defined in our internal regulations of management category A1 companies

B. Particularly important matters concerning the Company

–   Ex-post-facto reporting of competitive transactions and conflicting interest transactions by directors and executive officers as defined in the Companies Act

–   Approval of competitive transactions and conflicting interest transactions by executive officers as defined in our internal regulations

–   Determination of and changes to commissions and areas of responsibilities of executive officers as defined in our internal regulations

–   Order in which substitutions of the person authorized to convene and the Chairman of meetings of the Executive Management Committee are to be made

–   Order in which substitutions of the authorization of President & CEO are to be made

Matters to be Reported	Operating Standards

–   Order in which substitutions of the Chairman of the Internal Audit Committee are to be made

–   Appointment of special committee members of the Internal Audit Committee

–   Appointment of the Chairmen of the Business Policy Committees

(c)   Status of the execution of other important operations

(2) Important matters concerning risk governance, risk management, compliance, and internal auditing of the Mizuho Group (in principle, quarterly reports)

(a)   Status of risk appetite level of the Mizuho Group as well as in-house companies and units (*)

(b)   Status of risk management (**)

(c)   Status of compliance management (***)

(d)   Matters to be resolved by and important matters to be reported to the Internal Audit Committee Status of implementation of internal audits

(*)   Report on important matters stipulated in the Basic Policy Concerning Operation of Risk Appetite Frameworks

(**)  Report on important matters stipulated in the Basic Policy for Comprehensive Risk Management, etc

(***)Report on important matters stipulated in the Basic Policy of Compliance and Basic Policy for Management of Customer-Oriented Business Conduct, etc

(3) Matters such as status of the execution of duties by the Nominating Committee, the Compensation Committee, and the Audit Committee (to be reported without delay)

(a)   Status of the execution of duties by the Nominating Committee

(b)   Appointment of members of the Nominating Committee who are to report to the Board of Directors on status of the execution of duties by the Nominating Committee

(c)   Order in which substitutions of the Chairman of the Nominating Committee are to be made

(d)   Status of the execution of duties by the Compensation Committee

(e)   Appointment of the members of the Compensation Committee who are to report to the Board of Directors on status of the execution of duties by the Compensation Committee

(f)   Order in which substitutions of the Chairman of the Compensation Committee are to be made

(g)   Status of the execution of duties by the Audit Committee

Matters to be Reported	Operating Standards

(h)   Appointment of members of the Audit Committee who are to report to the Board of Directors on status of the execution of duties by the Audit Committee

(i) Order in which substitutions of the Chairman of the Audit Committee are to be made

(j) If a member of the Audit Committee finds that a director or executive officer as defined in the Companies Act, engages in misconduct, or is likely to engage in misconduct, or that there is any fact in violation of laws and regulations or the Articles of Incorporation or any grossly improper fact, that matter

(4) Status of the execution of duties by other committees (to be reported without delay)

(a)   Status of the execution of duties by the Risk Committee

(b)   Status of the execution of duties by the IT / Digital Transformation Committee

(c)   Status of the execution of duties by the Human Resources Review Meeting

(d)   Status of the execution of duties by other committees excluding the Outside Director Session

(5) Important matters concerning Mizuho’s environment-related initiatives (in principle, annually reports)	(a) Status of Mizuho’s Environmental Initiatives

(6) Important Matters Concerning Mizuho Group’s Human Rights Initiatives (Annual Report in Principle)	(a) Mizuho Group’s Human Rights Initiatives

(7) Important Matters Concerning Mizuho Group’s Sustainability Initiatives (Annual Report in Principle)	(a) Mizuho Group’s Sustainability Initiatives

(8) Annual agenda plans for the Board of Directors, the Risk Committee and the IT / Digital Transformation Committee (Annual Report in Principle)

2. Matters to be Reported on a Case-by-case basis

(1) Particularly important matters concerning the Mizuho Group

(a)   Results of important external audits and inspection by authorities, etc.

(b)   Process and resolution of “emergency situations” as provided for in the Basic Policy for Business Continuity Management

(c)   Matters concerning financial results (financial statements, consolidated financial statements, capital ratio, etc.)

Matters to be Reported	Operating Standards

(d)   Particularly important matters concerning risk management, compliance, and internal auditing

–   Occurrence of misconduct, etc. that has a material effect on management

–   Occurrence of incidents that have a material effect on management

–   Results of important internal audits that has a material effect on management

(2) Particularly important matters concerning the Company

(a)   Matters concerning the Audit Committee

–   Audit policies, audit plans, and audit methods of the Audit Committee

–   Important matters among matters resolved at a meeting of the Audit Committee

(b)   Among the matters to be reported to the Board of Directors on a case-by-case basis as necessary prescribed in the particularly important internal regulations of the Company, matters that directors able to convene meetings of the Board of Directors in accordance with Article 5, Paragraph 1 or Paragraph 2 of the Regulations of the Board of Directors, or directors or executive officers as defined in the Companies Act, able to request a convocation of meetings of the Board of Directors in accordance with Paragraph 4 of the same Article believe should be reported

(3) Any other matter that a Director believes should be reported to a meeting of the Board of Directors

–	Matters to be reported to the Board of Directors do not include matters that are to be resolved at a meeting of the Board of Directors.

–	“Mizuho Group” means the Company and any subsidiary, etc. administered by the Company.

–	“Management category A1 companies” mean companies with respect to which “management category A1” has been established under the Group Management Administration Regulations.